                                                                      EXHIBIT 21


                       LIST OF SUBSIDIARIES OF REGISTRANT


      The following is a list of the significant subsidiaries of the Registrant, showing the percentage of voting securities owned by the Registrant or one or more of its other subsidiaries at December 31, 1997.



                                     Percentage
                                    State/County          of Voting
                                         of               Security
        Name of Corporation         Incorporation          Owned
        -------------------         -------------        ----------

1.      TeleCom Industrial Group,     Delaware               100
        Inc.

2.      A.L. Investors, Inc. doing
        business as Allen-Lewis
        Manufacturing Company         Texas                  100

3.      Paladin Financial, Inc.       Texas                  100

4.      Barton Creek Capital
        Corporation                   Texas                  100

5.      Texas Capital Markets, Inc.   Texas                  100

6.      TeleCom Properties, Inc.      Delaware               100





                                       93